UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2010

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2010, Endeavour International Corporation announced that James J. Emme has been appointed Executive Vice President - North America.

Mr. Emme, age 53, served as Senior Vice President Exploration for Max Petroleum Plc, an oil and gas company focused on assets in Kazakhstan, from September 2009 until January 2010. He was President of Source Exploration LLC, a petroleum systems evaluation and business development company with an emphasis on global unconventional resource opportunities, from August 2006 to January 2010. Mr. Emme served as President and Chief Operating Officer of Elk Resources, Inc., an oil and gas company based in Denver, Colorado, from 2006 to 2008. In 2005, Mr. Emme was Executive Vice President of Pengrowth Corporation, a public oil and gas royalty trust based in Calgary Alberta. Prior to 2005, Mr Emme held a variety of positions with Anadarko Petroleum Corporation since 1981, culminating with Vice President - Exploration and Business Development.

Mr. Emme will receive an initial salary of $39,583.33 per month and be eligible for a bonus that will be determined by the Compensation Committee of the Board of Directors at a later date. As an inducement material to his acceptance of employment, he was granted 600,000 shares of restricted stock (200,000 shares vest automatically upon award, 200,000 shares vesting on each anniversary date in 2011 and 2012. In addition, Mr. Emme will be eligible to participate in other benefit plans and programs on similar terms as our other executives.

Endeavour and Mr. Emme have entered into a Change in Control Termination Benefits Agreement (the "Change in Control Agreement") effective as of January 20, 2010, which is similar to the change in control termination benefits agreements previously entered into by certain of our other executive officers. The Change in Control Agreement defines the benefits Mr. Emme would receive in connection with certain change in control events coupled with his loss of employment.

If eligible, Mr. Emme would receive certain benefits, including the following:
• an amount equal to two times his annual base salary;
• an amount equal to two times the executive’s average bonus for the prior three years in which the date of termination occurs;
• a pro rata portion of his annual target bonus for the year in which such termination occurs; and
• continuation of health benefits for a period of 18 months following the date of termination, with Endeavour continuing to pay the same portion of the premiums as it does for current employees.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the form of agreement which is filed as Exhibit 10.1 to Endeavour’s Form 8-K filed February 15, 2008 and is incorporated by reference into this Item 5.02.

In conjunction with the appointment, the company will realign executive responsibilities to ensure the required focus on its three major North Sea appraisal and development programs in the United Kingdom. John Williams, executive vice president of exploration, will continue to focus on exploration, appraisal and sub-surface geosciences in the North Sea. Carl Grenz, executive vice president of operations, will continue to oversee North Sea drilling, development and production operations.

On January 20, 2010, a press release related to Mr. Emme’s appointment was issued and is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press Release, dated January 20, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

January 21, 2010	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Senior Vice President, Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 20, 2010